UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 24, 2008
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)

90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 706-4444
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 24, 2008 (the “Effective Date”), EchoStar 77 Corporation (“EchoStar 77”), a direct wholly-owned subsidiary of EchoStar Corporation (“EchoStar”), entered into a satellite service agreement (the “Satellite Agreement”) with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar 77 of service on thirty-two (32) BSS transponders on the new QuetzSat-1 satellite expected to be placed in service at the 77° W.L. orbital location, all in accordance with the terms and conditions of the Satellite Agreement. SES will start the procurement process for the QuetzSat-1 satellite immediately. On November 24, 2008, EchoStar 77 also entered into a transponder service agreement with DISH Network L.L.C. (“DISH L.L.C.”), a wholly-owned subsidiary of DISH Network Corporation (“DISH Network”), pursuant to which DISH L.L.C. will receive service from EchoStar on twenty-four (24) of the BSS transponders covered by the Satellite Agreement (the “DISH Agreement”). DISH Network was EchoStar’s former parent corporation and is an affiliate of EchoStar by virtue of their common controlling shareholder, Charles W. Ergen. In addition, certain officers and directors of DISH Network, including Charles W. Ergen, are also directors and officers of EchoStar. The remaining eight (8) BSS transponders on the QuetzSat-1 satellite are expected to be used by Dish Mexico, an EchoStar joint venture, to provide direct-to-home (DTH) services in Mexico.
     Under the terms of the Satellite Agreement, EchoStar 77 will make certain up-front payments to SES through the service commencement date on the QuetzSat-1 satellite and thereafter will make certain monthly payments to SES for the remainder of the service term. Unless earlier terminated under the terms and conditions of the Satellite Agreement, the service term will expire ten years following the actual service commencement date of the QuetzSat-1 satellite. Upon expiration of the initial term, EchoStar 77 has the option to renew the Satellite Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, EchoStar 77 has certain rights to receive service from SES on a replacement satellite.
     Under the terms of the DISH Agreement, DISH L.L.C. will make certain monthly payments to EchoStar 77 commencing when the QuetzSat-1 satellite is placed into service (the “In-Service Date”) and continuing through the service term. Unless earlier terminated under the terms and conditions of the DISH Agreement, the service term will expire ten years following the In-Service Date. Upon expiration of the initial term, DISH L.L.C. has the option to renew the DISH Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon a launch failure, in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, DISH L.L.C. has certain rights to receive service from EchoStar 77 on a replacement satellite.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: November 25, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

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